UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 23, 2013, Tel-Instrument Electronics Corp (the “Company”) held an Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of (i) electing Steven A. Fletcher, George J. Leon, Jeffrey C. O’Hara, Robert A. Rice and Robert H. Walker as directors of the Company for one year terms and (ii) ratifying the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ended March 31, 2013.

As of the close of business on December 13, 2012, the record date for the Annual Meeting 3,000,639 common shares of the Company were outstanding and entitled to vote. At the Annual Meeting 2,520,783, or approximately 84%, of the outstanding common shares entitled to vote were represented in person or by proxy.

The results of the voting at the Annual Meeting are as follows:

1.  The Director Elections

Director	For	Against	Broker Non-Votes	Percentage Voted For
Steven A Fletcher	1,723,415	15,090	782,278	57.4%
George J. Leon	1,723,415	15,090	782,278	57.4%
Jeffrey C. O’Hara	1,723,415	15,090	782,278	57.4%
Robert A. Rice	1,723,415	15,090	782,278	57.4%
Robert H. Walker	1,723,415	15,090	782,278	57.4%

2.  Auditor Ratification

Auditor	For	Against	Broker Non-Votes	Percentage Voted For
BDO USA, LLP	2,345,859	174,924	0	78.2%

According to the results above, the majority of the stockholders present at the meeting, whether in person or by proxy, voted FOR the election of each director listed above and the ratification of BDO USA, LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: February 21, 2013	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer